Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-212949 and 333-222278, and Form S-8 Nos. 333-11097, 333-67208, 333-120663, 333-137943 and 333-192169) of our report dated April 13, 2018, relating to the consolidated financial statements and schedule of Mitcham Industries, Inc. appearing in this Annual Report (Form 10-K) for the year ended January 31, 2018.

/s/ Moss Adams LLP

Houston, Texas
April 13, 2018